Exhibit 99.1
SI-BONE Announces Senior Leadership Changes and Record Quarterly Revenue

Laura Francis to Become Chief Executive Officer; Jeff Dunn to Become Executive Chairman;
and Tony Recupero to Become President.

SANTA CLARA, Calif., January 7, 2021 – SI-BONE, Inc. (Nasdaq: SIBN) (“SI-BONE” or the “Company”), a Silicon Valley-based medical device company focused on the development of implantable devices used in the surgical treatment of the sacropelvic anatomy, today announced its intention to appoint Laura Francis as Chief Executive Officer and to the board of directors. Laura Francis currently serves as SI-BONE’s Chief Financial Officer and Chief Operating Officer. As CEO, Laura Francis will succeed Jeff Dunn, who will remain with the Company as Executive Chairman. Tony Recupero, one of the industry’s leading executives who has been with the company for the past five years as Chief Commercial Officer, will become President, Commercial Operations, heading up worldwide sales, marketing, clinical, reimbursement and medical affairs. The Company will begin a search for a new CFO immediately and senior leadership changes will occur upon the earlier of the CFO replacement or May 1, 2021.

“Laura has been an exemplary leader and operator for SI-BONE since joining the Company in 2015. She is an exceptional executive who is passionate about our mission. She is highly respected by investors and our team as well as our Board of Directors. She is committed to our principles and values and knows how to lead and execute our strategy to invest in future growth,” said Jeff Dunn. “As Executive Chairman, I look forward to remaining highly engaged with SI-BONE and its strategy, and supporting Laura in her new role as CEO.”

Laura Francis said, “I am honored and excited to lead SI-BONE during this period of unique opportunity. Now that we have addressed reimbursement, I look forward to working with Tony to invest in our growth through sales force hiring and productivity, surgeon training with our new SImulator technology, new products for sacropelvic surgical treatment, and direct to patient marketing. As a founder of the business over twelve years ago, Jeff has been a pioneer for the use of iFuse to treat sacroiliac joint dysfunction. He has left an indelible legacy and will continue to be a valuable resource as our Executive Chairman.”

Preliminary and unaudited revenue for fourth quarter 2020 is expected to be in the range of $21.9-$22.2 million, reflecting growth of 11%-12% compared to the prior year period. U.S. revenue is expected to be in the range of $20.5-$20.7 million, reflecting growth of 11%-12% compared to the prior year period. International revenue is expected to be in the range of $1.4-$1.5 million. Preliminary and unaudited revenue for full year 2020 is expected to be in the range of $73.1-$73.4 million, reflecting growth of approximately 9% over full year 2019. U.S. revenue is expected to be in the range of $67.9-$68.1 million, reflecting growth of approximately 10% compared to the prior year period. International revenue is expected to be in the range of $5.2-$5.3 million. Revenue growth in October was consistent with trends in the third quarter. Revenue also grew in November and December, but at a lower rate due to COVID-19. Cash and marketable securities are expected to be approximately $196 million as of December 31, 2020. The fourth quarter and full year 2020 revenue and cash and marketable securities included in this release are preliminary and prior to the completion of SI-BONE's financial closing procedures and audit procedures by its external auditors and therefore may be subject to adjustment. SI-BONE expects to provide fourth quarter and full year 2020 financial results during its fourth quarter 2020 earnings call in March 2021.

Impact of COVID-19 Pandemic and Financial Guidance

While SI-BONE has continued to see positive trends in its business, the Company remains mindful of the potential negative impacts due to the current increase in COVID-19 global case volumes. Given the experience of 2020 due to the pandemic, and due to the uncertain scope and duration of the pandemic, the global resurgence of cases, and uncertain timing of a global recovery and economic normalization, the Company cannot reliably estimate the future impact of the pandemic. As such, SI-BONE is unable to estimate the pandemic’s impact on operations and financial results and is not issuing 2021 financial guidance at this time.

About SI-BONE, Inc.

SI-BONE is a medical device company that pioneered minimally invasive surgery of the SI joint with the iFuse Implant System. Studies have shown that the SI joint can be a source of pain in 15% to 30% of chronic low back pain. The iFuse Implant™, commercially available since 2009, is the only SI joint fusion device supported by multiple prospective clinical studies, including two randomized controlled trials, showing improved pain, patient function and quality of life resulting from treatment. There are over 90 peer-reviewed publications demonstrating the safety, durable effectiveness, and biomechanical and economic benefits unique to the iFuse Implant (www.si-bone.com/results). This body of evidence has enabled multiple government and private insurance payors to establish coverage of the SI joint fusion procedure exclusively when performed with the iFuse Implant System.

The iFuse Implant System is intended for sacroiliac fusion for conditions including sacroiliac joint dysfunction that is a direct result of sacroiliac joint disruption and degenerative sacroiliitis. This includes conditions whose symptoms began during pregnancy or in the peripartum period and have persisted postpartum for more than 6 months. The iFuse Implant System is also intended for sacroiliac fusion to augment stabilization and immobilization of the sacroiliac joint in skeletally mature patients undergoing sacropelvic fixation as part of a lumbar or thoracolumbar fusion. In addition, the iFuse Implant System is intended for sacroiliac fusion in acute, non-acute, and non-traumatic fractures involving the sacroiliac joint. There are potential risks associated with the iFuse Implant System. It may not be appropriate for all patients and all patients may not benefit.

SI-BONE and iFuse Implant System are registered trademarks of SI-BONE, Inc. ©2021 SI-BONE, Inc. All Rights Reserved. 01072021

Forward Looking Statements

The preliminary unaudited financial results and statements regarding SI-BONE's continued growth and financial outlook in this press release, including SI-BONE’s expectation that it will be able to successfully invest in its future growth and the continued impact of the COVID-19 pandemic are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s preliminary fourth quarter and full year 2020 revenue and cash and marketable securities, which are subject to continued review by SI-BONE and its auditors and significant adjustments may be made before final results are determined, as well as risks inherent to any leadership transition, the impact the COVID-19 pandemic will have on the ability and desire of patients and physicians to undergo procedures using the iFuse Implant System, the duration of the COVID-19 pandemic, whether the COVID-19 pandemic will recur in the future, and SI-BONE's ability to increase demand for iFuse, successfully deploy SImulators and convince surgeons to train on the SImulators, and obtain favorable coverage and reimbursement determinations from third-party payors. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors". SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Investor Contact:
Matt Bacso, CFA
investors@SI-BONE.com

Media Contact:
Joe Powers
jpowers@si-bone.com